                                                                     Exhibit 23.

Independent Auditors' Consent

Microsoft Corporation:

We consent to the incorporation by reference in Registration Statement Numbers 33-06335, 33-18381, 33-25575, 33-33695, and 33-37623 (Microsoft Corporation 1981
Stock Option Plan), 33-44302, 33-51583, and 333-06298 (Microsoft Corporation 1991 Stock Option Plan), 33-37622 (Microsoft Corporation 1991 Employee Stock Purchase Plan), 33-10732 (Microsoft Corporation Savings Plus Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors), 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-61729 (Microsoft Corporation 1998 Special Stock Award Program), 333-75243 (Microsoft Corporation Savings Plus 401(k) Plan) and 33-06298 of Microsoft Corporation on Forms S-8 and 33-29823, 33-34794, 33-36347, 33-46958, 33-49496, 33-56039, 33-
57277, 33-57899, 33-58867, 33-62725, 33-63471, 33-64870, 333-00857, 333-01177,
333-02759, 333-05961, 333-8081, 333-12441, 333-17143, 333-18055, 333-18195, 333-
23621, 333-31803,333-37841, 333-41387, 333-43449, 333-45989, 333-52377, 333-
61507, 333-65813, 333-69027, 333-75389, 333-79461 of Microsoft Corporation on
Forms S-3, and 333-26411 of Microsoft Corporation on Form S-4 of our report dated July 19, 1999 appearing in and incorporated by reference in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1999.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington
September 28, 1999